Joint Development,

Customization and Equity Allocation Contract

on LED Advertising Lamp

Party A: Dongguan Living Style Enterprises Limited (hereinafter referred to as Party A)

Address: No. 168, SanJiang Industrial Park, Heng Li Town, Dong Guan

Legal Representative: Chen Mingyun

(Seal of Shenzhen Guoning New Energy Investment Co., Ltd)

Party B: Shenzhen Guoning New Energy Investment Co., Ltd. (hereinafter referred to as Party B)

Address: Room 701-702, Changhong Science and Technology Building, Southern District in High-tech Industrial Park, Nanshan District, Shenzhen

Legal Representative: Zhang Jiong

(Seal of Dongguan Living Style Enterprises Limited)

I Cooperation Framework

The advertising projection lamp (LED energy saving lamp) involved in the contract is a kind of specific product for contractual energy management Pillars in Hundred of Cities project launched by Party B and advertising customers cooperative developed by both Party A and Party B. Both parties respectively invested technology, marketing research, project planning and relevant human and material resources for this product.

In the principle of equality and mutual benefit, consultation and consensus, both supply and requisitioning parties signed the contract and hope both parties will comply and execute.

1.1	Name of commodity, order time, quantity, unit price (this prices does not include tax):
Product Name	Order Month	Order Quantity (PCS)	Unit Price without Tax (RMB/Set)	Remark
	Oct. 2011	20,000	530
	Nov. 2011	30,000	530
LED Advertising	Dec. 2011	50,000	530
Lamp	Jan. 2012	50,000	530
	Feb. 2012	50,000	530
	2012-2013	500,000	Less than 500	Quantity of the whole year, but it is required to make an order by month

The aforesaid definite quantity shall be prevail to Party B’s operation order of the actual market, that is, if less than 200,000 lamps, it is RMB 530/lamp, if it is exceeded 200,000 lamps, the price is less than RMB 500/lamp.

1.2	Mode Price: the aforesaid is cooperative developed by both Party A and Party B. The mode expense is paid by Party B, amounted at RMB Four Hundred and Seventy-five Thousand, Six Hundred (RMB 475,600 excluding tax). The R&D expenses are invested by Party A.

II Product Rights

2.1 Party A invested to Party B with the product patent right, trademark right, software copyright and the domestic marketing exclusionary right, evaluating as RMB 10 million. Party A owns 10 million shares holdings of Party B and also the aforesaid rights are owned by Party B.

2.2 The aforesaid domestic and overseas product markets are common developed and operated by both parties.

III Product Quality Requirements

3.1 Party B’s customers are mainly the outdoor billboards advertising company, and its required projection lamp product are mainly used for night lighten lighting of the outdoor advertisement. Thereby, it Party A’s aforesaid product function should be completely met the requirements of outdoor use, performed well in anti-thunder, sand wind, dust, rainwater prevention and heat dissipation, illumination ,etc with reliable and stable quality, and saved energy in a larger margin then the traditional filament lamp, otherwise, it may not realize Party B’s business objective.

3.2 For the power, Party B requires the total power of projection lamp provided by Party A should be less than 70W, and other technical index should reach the standard. The objective is to replace the existing 400 W traditional filament lamps or high pressure sodium lamp used as outdoor advertising lighting lamp.

3.3 Party A promises the aforesaid product life may be more than five years if it is constantly lighting for 4 hours per day.

3.4 The normal damage rate after constantly using for more than five years is within 2%.

3.5 Party A promises the light failure standard of the aforesaid product is not exceeded 30% of the factory delivery production after using five years.

IV Party A’s Rights and Obligations

4.1 Party A’s Rights

4.1.1 Party A is entitled to acquire relevant information required by product quality standard of Party B.

4.1.2 Party A is entitled to acquire the agreed price after delivery without delay and in high quality.

4.2 Party A’s Obligations

4.2.1 Responsible for the R&D, trial production and volume production of the aforesaid product.

4.2.2 Responsible for the quality of the aforesaid product required by Party B is reached the national or industrial standard, which may pass the testing of professional or authorized quality inspection units or departments, and comply with Party B’s or Party B’s customer’s Requirements. Coordinate Party B to apply for various patent of this projection lamp and transfer the applied rights to Party B.

4.2.3 Party A should sign the quality assurance contract and confidential agreement with the suppliers of the aforesaid product components or raw materials, to ensure the raw material is met relevant quality and environmental protection standard and avoid to disclosure relevant business secret.

4.2.4 Carry on the technical instruction and training of the aforesaid product for Party B or Party B’s customers, after-sales maintenance and replacement of bad products.

V Party B’s Rights and Obligations

5.1 Party B’s Rights

5.1.1 Party B is entitled to acquire the projection lamp qualified in quality, quantity and model produced by Party A in accordance with the contract.

5.1.2 Party B owns the patent right, trademark right and software copyright, advanced technical achievement and exclusive right of the aforesaid product.

5.2 Party B’s Obligations

5.2.1 Provide the specification, model and other technical requirements of the aforesaid product for Party A.

5.2.2 Pay for goods to Party A in accordance with the contract.

5.2.3 Receive and inspect the goods in the place where Party A is located, and purchase products to deliver to the destination appointed by Party B for goods transportation.

VI Delivery Method

6.1 Delivery Time: Base on the required time of Party B’s order

Party A should produce in accordance with the plan or order put forward by Party B. Party B should plan the production quantity for the next month in the last month, order the specific quantity in written form, and use it as the quantity settlement basic.

6.2 Delivery Location: Party A’s factory

6.3 Transportation and Transportation Expense: Party A is responsible for delivering the product to the customers appointed by Party B, and the transportation expenses are assumed by Party B. The transportation insurance for the product from factory delivery to the customer’s location is purchased by Party B.

6.4 Delivery Requirements:

64.1 Party A sends the special personnel to deliver the products meet the quantity and quality requirements of the order to Party B on schedule.

6.4.2 The products delivered by Party A should have perfect package, complete component, and the outer packing of the product should be applied to the long-distance transportation (including air transportation, sea transportation and land transportation, etc).

6.4.3 The product packing should be fitted with the nameplates (including Party B’s name, product name, model and spec., delivery date, etc), and attached the product quality qualification mark and Guoning trademark (Party B).

6.5 Inspection Item:

After the quantity, appearance quality packing list, instruction manual and technical parameter (Chinese), and open case inspection (overall acceptance or selected acceptance) is qualified, Party B’s staff should sign on the receiving note.

6.6 Payment: The unit price of the aforesaid is the unit price without tax, and its tax is extra. Party B should transfer the goods payment into the account appointed by Party A after qualified acceptance, and then Party A will delivery the goods.

6.7 Party A consents: Party A’s inspection and acceptance to Party A’ products is only limited in the qualification status of the factory delivery quantity and appearance quality, outer packing and the sampling projection lamp in the short time, which does not stand for the products is qualified for five years after factory delivery. Party A’s quality requirements should be complied with other terms stipulated in the contract.

VII Deposit

7.1 Party B should prepay RMB 10 million to Party B, (pay by two terms, and the first term payment of RMB 5 million should be paid to the account appointed by Party A within 3 days after signing the contract, and the second term payment of RMB 5 million should be paid to the account appointed by Party A within 15 days after 2000 sets of projection lamps are testing produced). For the lamp in this design, when Party B’s delivery quantity is exceeded 200,000 lamps, Party B should deduct in the follow-up orders of 500,000 lamps at average (deduct RMB 20 per lamp) until it is completed to deduct.

7.2 When Party B’s orders are exceeded 200,000 lamps, the product price is less than RMB 500 per lamp.

7.3 With the decrease or increase of the raw material price of LED lamp, Party A should adjust the product price for Party B on time.

VIII After Sales Service

8.1 Party A should provide product maintenance for free for five years and product changes service because of the quality issues and it is calculated the date since the signature date of the factory inspection report.

8.2 In the warranty period, if the equipment is faulty, because of product quality issues, it should be changed by Party A without charge. If it is caused by artificial reason, Party A will provide services and charge for material expense.

8.3 If the aforesaid lamps have product quality issues, Party A will change for it when: if Party B inform Party A during the working time 8:00-18:00 from Monday to Friday, Party A should send the changed projection lamps to the airport, railway station, express or logistics company (Guangzhou, Shenzhen, Dongguan, Huizhou, and other districts) appointed by Party B within 8 hours. If it is informed in the non working time, it will be send within 24 hours.

8.4 Party A should have the special contactor for product quality, specialized in the product change on time in the regulated time for Party A.

IX Force Majeure

If both parties may not perform the contract because of the force majeure, it should be informed the other party on time, and provided the certificate issued by relevant authority within the reasonable period, which may exempt from the liabilities for non performance of contract of each relevant party.

X Liability for Breach of Contract

10.1 If Party A may not deliver the qualified product to Party B on time and in high quality, other than continuously perform the contract, Party A also should assume the liability for breach of contract. If it is caused Party B’s losses by Party A’s breach of contract (including Party B is claimed by the customer), it is compensated by Party A through both Party A and Party B’s negotiation and confirmation.

10.2 If the aforesaid product is damaged within five years since the factory delivery date (not including the artificial damage or gross negligence), and the losses caused by the unqualified product are exceeded for 2%, it is assumed by Party A, including manual and material expenses of lamps change and installation, transportation and maintenance. The penalty or compensation, litigation costs paid to the customer by Party B because of breach of contract, and the anticipated profit may be acquired by Party B base on the contract signed with the customer should be compensated by Party A, through both Party A and Party B’s coordination and confirmation.

10.3 Party A should guarantee to only provide the aforesaid product for Party B. Without Party B’s consent, Party A shall not sell the aforesaid product in Chinese market, and also shall not entrust other parties to produce/ sell the aforesaid product. Otherwise, Party A will assume the liability for breach of contract and compensation liability.

10.4 If Party B may not perform its stipulation in accordance with the aforesaid terms and rules, Party A is entitled to investigate Party B’s liability for breach of contract or compensation liability (including the materials prepared by suppliers which has been required by Party A)

XI Confidential

11.1 For Party B’s intellectual property and business secret involved in the aforesaid product, Party A should be confidential and may not disclosure to any third party without Party B’s consent, to sue or permit others to use the business secret grasped by Party A, other than it should be disclosed to the national authorities in accordance with the legal rules and regulations.

11.2 Party V should be confidential for Party A’s intellectual property right and business secret acquired in the performance of the contract to any third party.

11.3 During signing and performance period of this contract, both Party A and Party B should be confidential for the intellectual property right and business secret relevant in the contract to any third party, and the participated third party (such as raw material supplier, etc) should assume the same confidential obligation because of implementation of contract in accordance with the requirement, and this obligation will not extinguished or exempted because of the cancellation or termination of contract until the aforesaid business secret became public.

11.4 The business secret in this term means al the exclusive, secret or confidential technical information and business information, including verbal or written information, software, data, drawing, program, original program, technology, analysis, information summary and preparation, research and other information sent to each party, of which technical information includes but not limited in technical scheme, engineering, circuit design, manufacturing method, formula, technical process, technical index and computer software, database, technical report of R&B probability, testing report, experimental data, inspection report, blueprint, sample, sample machine, mode, mould, operation manual, correspondence relevant to technical files, etc. Business information includes but not limited in customers’ name list, management decision, production and marketing strategy, marketing planning, purchase information, pricing policy, financial information, inbound channel, tender in a bid and tender content, etc. The aforesaid information also includes the information acquired by Party A from Party B, or the information acquired by Party B from Party Am and the information collected and prepared by Party A base on the aforesaid relevant information during cooperation.

11.5 If Party A and Party A’s staffs who have contacted this project, and Party A’s supplier, etc may not be confidential to both parties’ business and technical secret of this project, or disclosure business and technical secret relevant to this project to any third party, Party A should take measures on time, to prevent from expanding the influence, as well Party A should coordinate Party B to claim for the third party’s compensation.

XII Dispute Settlement

If the contract is arisen dispute when implement, both contractual parties should first negotiate. If it may not negotiate, it may be settled through action in Shenzhen people’s court with jurisdiction.

XIII Modification

During the implementation of contract, if it may not perform or it is required to alter for some causes, it will be valid if both parties consent to make another written contract.

XIV Enter into Force

The contract is entered in to force since the date both parties affixed a seal. The contract is in duplicate, and each party holds an original with equally legal effect.

XV The effective period of contract is for 8 years since the signature date of contract.

Supplier: Dongguan Living Style	Buyer: Shenzhen Guoning New Energy
Enterprises Limited (Seal)	Investment Co., Ltd (Seal)
Signature on behalf of	Signature on behalf of
Sept. 25th, 2011	Sept. 25th, 2011

Signed in Shenzhen